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                                                                     Exhibit 4.1
                                GLOBAL SECURITY
             NOT TO BE EXCHANGED FOR SECURITIES IN DEFINITIVE FORM
                           (See Legend on Next Page)
                                _______________

No. AM-__                                                          $____________
                                                            CUSIP No. 539830 AM1

                          LOCKHEED MARTIN CORPORATION

                        7.95% Note due December 1, 2005

LOCKHEED MARTIN CORPORATION, a Maryland corporation, for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ________________________ Dollars on December 1, 2005.

     Interest Payment Dates: June 1 and December 1

     Record Dates: May 15 and November 15

Additional provisions of this Note are set forth on the other side of this Note.

                                          LOCKHEED MARTIN CORPORATION


                                          By:_________________________(SEAL)
                                             Vice President and Treasurer


                                          By:_________________________
                                             Vice President and Secretary
Dated:
Authenticated:

This is one of the Securities
of the series designated herein
and referred to in the
within-mentioned Indenture.

U.S. Bank Trust National Association, as Trustee


By:__________________________
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     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY A REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.

                          LOCKHEED MARTIN CORPORATION


                        7.95% Note due December 1, 2005


     1. Interest. Lockheed Martin Corporation ("Corporation"), a Maryland corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Corporation will pay interest semiannually on June 1 and December 1 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 23, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Corporation will pay interest on the Notes (except defaulted interest, which shall be paid as set forth below) to the persons who are registered Holders of Notes at the close of business on the record date for the next interest payment date even though the Notes are canceled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Corporation, notice whereof shall be given to Holders of Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Holders must surrender the Notes to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the

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Corporation may pay principal and interest by its check payable in such money.
It may mail an interest check to a Holder's registered address. To the extent lawful, the Corporation shall pay interest on overdue principal at the rate borne by the Notes and shall pay interest on overdue installments of interest at the same rate.

     3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association ("Trustee"), will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries (as defined in the Indenture) may act as Paying Agent, Registrar or co-registrar.

     4. Indenture. The Corporation issued the Notes under an Indenture dated as of November 18, 1999 ("Indenture"), between the Corporation and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
(S)(S) 77aaa-77bbbb) ("Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture, all applicable supplemental indentures and the Act for a statement of those terms. As provided in the Indenture, the Notes may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Notes designated on the face hereof, unlimited in aggregate principal amount.

     5.  Redemption.  The Notes are not redeemable by the Corporation.

     6. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in denominations of $1,000 and any multiple of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Also, it need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed or before an interest payment date.

         This Note is issued in the form of a Global Security and is exchangeable in whole, but not in part, for Notes registered in the names of persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for this Note or if at any time such Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and, in either case, a successor depositary is not appointed by the Corporation within 90 days of the receipt by the Corporation of such notice or of the Corporation becoming aware of such condition, or (ii) the Corporation in its discretion at any time determines not to have all of the Notes represented by one or more Global Security or Securities. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security. Subject to the foregoing, this Note is not exchangeable, except

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for a Note or Notes of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

     7. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes, and neither the Corporation, the Trustee, nor any Registrar, Paying Agent or co-registrar shall be affected by notice to the contrary.

     8. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay, unless otherwise prohibited by mandatory provisions of applicable abandoned property law, the money back to the Corporation at its request. After that, Holders entitled to unclaimed money must look only to the Corporation and not to the Trustee for payment unless an abandoned property law designates another person.

     9. Defeasance. The Corporation may discharge or defease certain of its obligations with respect to the Notes by irrevocably depositing with the Trustee, in trust, cash or government securities sufficient to pay all sums due on the Notes. The establishment of such a trust will be conditioned on the delivery by the Corporation to the Trustee of an opinion of counsel, who may be counsel to the Corporation, to the effect that, based on applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, the defeasance and discharge will not be deemed, or result in, a taxable event with respect to the Holders of the Notes.

     10. Amendment; Supplement; Waiver. Subject to certain exceptions as therein provided, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in principal amount of the Notes, and, subject to certain exceptions and limitations as provided in the Indenture, any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented, for among other reasons, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not materially adversely affect the rights of any Holder. Without the consent of any Holder, the Trustee may waive compliance with any provision of the Indenture or the Notes if the waiver does not materially adversely affect the rights of any Holder.

     11. Restrictive Covenants. The Indenture does not limit unsecured debt of the Corporation or any of its Subsidiaries. It does limit certain mortgages, liens and sale-leaseback transactions. The limitations are subject to a number of important qualifications and exceptions. Once a year the Corporation must report to the Trustee on compliance with the limitations.

     12. Successors. When a successor entity assumes all the obligations of the Corporation or its successors under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

     13. Defaults and Remedies. An Event of Default is: default for 30 days in payment of any interest on the Notes; default in payment of any principal on the Notes; failure by the

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Corporation for 90 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; and certain events of bankruptcy or insolvency. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series and accrued interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if a committee of its trust officers in good faith determines that withholding notice is in the interests of such Holders.

     14. Trustee Dealings with the Corporation. U.S. Bank Trust National Association, the Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from and perform services for the Corporation or any of its affiliates, and may otherwise deal with the Corporation or its affiliates as if it were not Trustee.

     15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Notes.

     16. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation had caused CUSIP numbers to be printed on the Note and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to accuracy of any of such numbers either as printed on the Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19. Miscellaneous. This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of Maryland.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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     The Corporation will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817, Attention:
Secretary.


                         _____________________________



I or we assign and transfer to

     Insert social security or other identifying number of assignee

                                  _________


                                  _________

       _________________________________________________________________

       _________________________________________________________________

       _________________________________________________________________
             (Print or type name, address and zip code of assignee)

this Note and irrevocably appoint ___________________ agent to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.

Dated:    _______________________________________________________

Signed:   _______________________________________________________
          (Sign exactly as name appears on the other side of this Note


                Signature Guarantee:____________________________________________
                                    (Signature must be guaranteed by an eligible institution within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended)

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